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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 18, 2004

                          POWER EFFICIENCY CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                  0-31805                 22-3337365
 ---------------------------  ----------------------     --------------------
(State or other jurisdiction  Commission File Number        (IRS Employer
      of incorporation)                                   Identification No.)

                     35432 Industrial Road; Livonia, MI 48150
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            (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:  (734) 464-6711

             4220 Varsity Drive, Suite E; Ann Arbor, Michigan 48108
        -----------------------------------------------------------------
                                (former address)


Item 5.  Other Events and Required FD Disclosure.

Three separate events are disclosed in this Item 5 of this Form 8-K.

Reverse Stock Split

On Monday March 1, 2004, Power Efficiency Corporation, a Delaware corporation (the "Registrant" or the "Company") will effect a one-for-seven reverse split of its common stock. Each shareholder of common stock will receive one share of common stock for every seven shares of common stock held prior to the reverse stock split. The number of shares a shareholder will receive after the split will be rounded up in cases where the shareholder does not hold, on the record date, a number of shares that is divisible by seven. The number of shares of common stock the Company's outstanding options and warrants are exercisable for and the number of shares of common stock the Company's Preferred Stock are convertible into will be automatically adjusted to reflect the reverse split of the Company's common stock.

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Warrant Exercise

On February 18, 2003, the majority shareholder of the Company gave notice to exercise a warrant it held to purchase shares of the Company's common stock. The shareholder exercising the warrant was Summit Energy Ventures, LLC, a Delaware limited liability company ("Summit"). The warrant was issued to Summit in June of 2002 in connection with a financing transaction where Summit invested $2,500,000 in the Company. The warrant was amended in May of 2003 in connection with a second financing transaction where Summit invested another $950,000 in the Company.

The warrant described above, as amended (the "Summit Warrant"), gave Summit the right to purchase such number of shares that, when combined with the 2,346,233 shares of Series A-1 Preferred Stock purchased by Summit in June of 2002 but excluding the other shares held by Summit, would give Summit a 60.53% interest in the Company, on a fully diluted basis. The strike price of such shares is a function of the Company's earnings and, consequently, the strike price on the date of exercise was zero.

The number of shares of common stock the Summit Warrant was exercisable for on the date of the notice was 24,228,999. According to the terms of the Summit Warrant, the calculation of the number of shares outstanding on a fully diluted basis includes all shares authorized under the Company's stock option plans and all warrants issued by the Company that are still outstanding. Because not all of the shares authorized under the Company's stock option plans were issued, and because certain options and warrants issued by the Company had strike prices that were considerably higher than the current market price, Summit volunteered to reduce the number of shares it was entitled to under the Summit Warrant. The Company and Summit believe that because these options and warrants were significantly "out of the money", they were unlikely to be exercised. After negotiation between the Company and Summit and an examination of how many options and warrants were significantly "out of the money", the Company and Summit Executed a Warrant Agreement, dated February 26, 2004 (filed herewith as
Exhibit 10.1) to exercise the Summit Warrant for 21,938,709 shares of common stock (2,290,290 fewer shares than Summit was entitled to) as full performance under the Summit Warrant.

Including the 21,938,709 shares of common stock issued to Summit pursuant to the Summit Warrant, the Company currently has 35,028,516 shares of common stock outstanding. Additionally, the Company has 3,328,737 shares of Series A-1 Convertible Preferred Stock outstanding, all of which are held by Summit. Each share of Series A-1 Convertible Preferred Stock is currently convertible into
5.83 shares of common stock. The conversion ratio will change in the event that the Company issues shares of common stock at a price below 18.3 cents per share. The 3,328,737 shares of preferred stock outstanding are currently convertible into 19,381,941 additional shares of common stock.

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Stockholders' Agreement

Certain shareholders of the Company were parties to an Amended and Restated Stockholders' Agreement dated June 14, 2002 (the "Amended Stockholders Agreement"). This agreement provided that it would terminate automatically upon certain events, including the exercise of the Summit Warrant described above. The Summit Warrant was exercised on February 18, 2004 resulting in the automatic termination of the Amended Stockholders' Agreement.

A few of the key provisions of the Amended Stockholders' Agreement, which has now been terminated, are described below:

The Amended Stockholders' Agreement established three groups of stockholders. One group consisted of Messrs. Nicholas Anderson and Anthony Caputo, two of the Company's founders (the "Founders"). The second group consisted of a holding company called Performance Control, LLC, a Michigan limited liability company and Messrs. Philip Elkus and Steven Shulman, (the "Percon Group"). Performance Control was an affiliate of the Company which entered into an asset purchase agreement whereby all of the assets of Performance Control were sold to the Company in exchange for shares of the Company's common stock. Mr. Elkus is a large shareholder of the Company and Mr. Shulman is the Company's former Chief Executive Officer. The third "group" was Summit Energy Ventures, LLC, another major shareholder of the Company.

The governance provisions of the Amended Stockholders' Agreement provided that the Registrant's Board of Directors (the "Board") be expanded from five (5) members to eight (8) members; three (3) who are nominated by the Founders; two
(2) who are nominated by the Percon Group; and three (3) who are nominated by Summit. The Registrant's by-laws were amended to accurately reflect the governance provisions of the Amended Stockholders' Agreement.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Item 7(a) Financial Statements:
          Not applicable.

Item 7(b) Pro Forma Financial Information:
          Not applicable.

Item 7(c) Exhibits:

The following exhibits are filed as part of this report:

 Description of Document                                                                            Location
 -----------------------                                                                            --------

 10.1     Warrant Agreement with Summit Energy Ventures, LLC dated February 26, 2004.               Filed herewith
 10.2     Stock Purchase Warrant dated June 14, 2002.                                               *
 10.3     Certificate of Amendment of Warrant.                                                      **
 10.4     Amended and Restated Stockholders' Agreement dated June 14, 2002.                         *

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* Previously filed by the Registrant as an Exhibit on Form 8-K on June 18, 2002.
** Previously filed by the Registrant as an Exhibit on Form 8-K on May 23, 2003.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           POWER EFFICIENCY CORPORATION
                                                   (Registrant)


Date: February 26, 2004                    By: /s/  Richard Koch
                                               ---------------------------------
                                                 Richard Koch, President & CEO